UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2015

BBVA Compass Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-55106	20-8948381
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

2200 Post Oak Blvd. Houston, TX (Address of principal executive offices)	77056 (Zip code)

(205) 297-3000
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 3, 2015, BBVA Compass Bancshares, Inc. (the “Company”) completed the sale of 1,150 shares of its Floating Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) at a per share price of $200,000. The Series A Preferred Stock was offered and sold to non-U.S. persons (as that term is defined in Regulation S) in an offshore transaction in reliance upon Regulation S under the Securities Act of 1933, as amended. Holders of Series A Preferred Stock will be entitled to receive dividend payments only when, as and if declared by the Company’s Board of Directors or a duly authorized committee thereof. Any such dividends will be payable from the date of original issue at a floating rate per annum equal to the three-month U.S. dollar LIBOR as determined on the relevant dividend determination date plus 5.24%. Any such dividends will be payable on a non-cumulative basis, quarterly in arrears on March 1, June 1, September 1 and December 1, commencing March 1, 2016. Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions. The Company may, at its option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after December 1, 2022 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements. These rights and privileges of the Series A Preferred Stock are set forth in, and this description is qualified in its entirety by reference to, the Certificate of Designation establishing the preferences and terms of the Series A Preferred Stock (the “Certificate of Designation”), a copy of which is filed as Exhibits 3.1 and 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of certificate representing the Series A Preferred Stock is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

Upon issuance of the Series A Preferred Stock, subject to certain exceptions, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its junior stock will be subject to certain restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for the payment thereof) on its Series A Preferred Stock for the latest completed dividend period. “Junior stock” means any class or series of capital stock of the Company that ranks junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock. These restrictions are set forth in, and this description is qualified in its entirety by reference to, the Certificate of Designation, a copy of which is filed as Exhibits 3.1 and 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 1, 2015, the Company filed the Certificate of Designation to its Amended and Restated Certificate of Formation with the Secretary of State of the State of Texas. A copy of the Certificate of Designation relating to the Series A Preferred Stock is filed as Exhibits 3.1 and 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1 and 4.1	Certificate of Designation of the Company relating to the Series A Preferred Stock

4.2	Form of Certificate representing the Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBVA COMPASS BANCSHARES, INC.

By:	/s/ Brian Herrick
Brian Herrick
Senior Vice President, Assistant General
Counsel and Assistant Secretary

Date: December 3rd, 2015

Exhibit Index

Exhibit Number	Description

3.1 and 4.1	Certificate of Designation of the Company relating to the Series A Preferred Stock

4.2	Form of Certificate representing the Series A Preferred Stock